Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Endexx Corporation (the “Company”) on Form 10-K for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Todd Davis, the President and Chief Executive Officer and Chief Financial Officer of the Company, to the best of my knowledge and belief, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Todd Davis
Todd Davis
President and Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer)
(Principal Financial Officer)

Dated: March 31, 2022

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of the Company or the certifying officers.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.